CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT MARKED WITH [***] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CONFIDENTIAL SETTLEMENT AGREEMENT

This Confidential Settlement Agreement dated and effective as of October 16, 2012, is entered into by and between Cook Group, Cook Medical Incorporated, and Cook Incorporated, and Endologix, Inc.

WHEREAS, Cook Incorporated initiated a patent infringement action against Endologix, Cook Incorporated v. Endologix, Inc., 1:09-cv-1248 TWP-DKL, alleging infringement of United States Patent Nos. 5,035,706 and 5,755,777, now pending in the United States District Court for the Southern District of Indiana (“the Indiana Action”);

WHEREAS, Endologix has asserted counterclaims in the Indiana Action;

WHEREAS, Cook Incorporated and Endologix desire to settle and resolve their claims and counterclaims in the Indiana Action;

WHEREAS, Cook and Endologix desire to resolve their differences pursuant to the terms and conditions set forth in this Agreement;

NOW THEREFORE, for and in consideration of the mutual promises, agreements, representations and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, the Parties agree as follows:

1.DEFINITIONS. As used herein, the following terms shall have the meanings set forth below:
1.1.    “Agreement” means this agreement, including all Exhibits and Schedules hereto, as the same may be amended from time to time in accordance with its terms.
1.2.    “Affiliate” means any person or entity that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified. “Control” means ownership of at least fifty percent (50%) of the shares of stock entitled to vote for the election of directors in the case of a corporation, and at least fifty percent (50%) of the voting power in the case of a business entity other than a corporation.
1.3.    “Cook” means Cook Group, Cook Medical Incorporated, Cook Incorporated and their Affiliates, officers, and directors.
1.4.    “Endologix” means Endologix, Inc. and its Affiliates, officers and directors.
1.5.     “Effective Date” means October 16, 2012.
1.6.    “Change In Control” means any one or more of the following events: (1) the completion of one or more transactions by which any person or entity other than a Party becomes the beneficial owner of more than 50% of the voting power of any Signatory’s securities; or (2) any merger or consolidation of a Signatory with any person or entity other than a Party, in which the Signatory is not the continuing or surviving company; or (3) the shareholders of a Signatory approve any plan or proposal for the liquidation or dissolution of the Signatory whereby any person or entity other than a Party acquires or controls substantially all of the assets of the Signatory being dissolved or liquidated; or (4) substantially all of the assets of a Signatory are sold or otherwise transferred to a person or entity that is not within a “controlled group of corporations” (as defined in Section 1563 of the Internal Revenue Code) of a Signatory as of the Effective Date.
1.7.    “Terms Sheet” means the Binding Settlement Terms Sheet entered into between Cook and Endologix on October 16, 2012.
1.8.    “2008 Settlement Agreement” means the Settlement and Release Agreement entered into between Cook Medical Incorporated and Cook Incorporated and Endologix, Inc. and Angela Griffin and others on December 1, 2008.
1.9.    “2008 Order” means the Permanent Injunction and Final Judgment entered by the United States District Court for the Southern District of Indiana in Case No. 1:08-cv-00188-SEB-JMS on December 1, 2008.
1.10.    “Party” means either Cook or Endologix as defined in Sections 1.3 and 1.4, and “Parties” means Cook and Endologix collectively.
1.11.    “Signatory” means Cook Group, Cook Medical Incorporated, Cook Incorporated, or Endologix, Inc.

2.PAYMENT OF SETTLMENT AMOUNT.
2.1.    Within ten (10) business days of Cook providing to Endologix a copy of this Agreement that is fully executed by Cook, Endologix shall pay Cook Group $5,000,000.00 (U.S.) (“the Settlement Amount”). Endologix shall make the $5,000,000.00 (U.S.) payment by wire transfer in immediately available funds to Cook Group’s account based on wiring instructions to be provided separately by Cook to Endologix.

3.DISMISSAL OF INDIANA ACTION.
3.1.    Within five (5) business days of Endologix’s payment of the Settlement Amount referenced in Section 2, Cook Incorporated and Endologix will jointly file in the Indiana Action a stipulated dismissal with prejudice in the form attached as Exhibit A. If the Court refuses to enter the stipulated dismissal, the Parties and their counsel shall cooperate to prepare, execute, and file a stipulated dismissal in a form as nearly as possible to the attached Exhibit A that is acceptable to the Court.

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5.[***]

6.PRIOR AGREEMENTS AND ORDERS.
6.1.    Nothing in this Agreement, including the Exhibits attached hereto, or the stipulated dismissal shall supersede, amend, or modify (a) the terms of the 2008 Settlement Agreement or (b) the 2008 Order, both of which shall remain in full force and effect. [***]. Upon the Effective Date of this Agreement, all rights and obligations imposed upon the Parties by the Terms Sheet shall be deemed satisfied and the Terms Sheet shall be superseded and replaced by this Agreement.

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7.MUTUAL RELEASES.
7.1.    The Parties fully and mutually release each other, and their officers, directors, managing agents, distributors, and customers, mediate and immediate, of all the claims and counterclaims at issue in the Indiana Action, and all patent infringement claims that Cook could have brought against the accused current versions of the Powerlink and Intuitrak products manufactured or sold by Endologix as of the Effective Date.  Neither Party is releasing any other claims it may have against the other, whether currently known or unknown.

8.COSTS, EXPENSES, AND ATTORNEYS’ FEES.
8.1.    The Parties hereto shall bear their own costs, expenses, and attorneys’ fees incurred in connection with the Indiana Action.

9.CONFIDENTIALITY.
9.1.    The Terms Sheet and this Agreement, including its terms and conditions contained therein, will be confidential. Nothing herein shall preclude the Parties from disclosing that the Indiana Action has been settled by agreement, or from disclosing in required financial disclosures to investors and regulators (including but not limited to 8-K and 10-Q filings with the SEC) that the payment amount of $5.0 million has been made to Cook as part of this settlement. If any Party determines that a further release of any other terms of this Agreement is required by law, judicial process, regulation or rules of a stock exchange, then that Party shall promptly notify the other Party in writing five (5) days before the time of the proposed release, and this notice shall include the exact text of the proposed release and time and manner of the release. At the other Party’s request and before the release, the Party desiring the release of information shall consult with the other Party on the necessity for the disclosure and the text of the proposed release. Absent approval in advance from the other Party, in no event shall a release include information regarding the terms of the Terms Sheet or this Agreement that is not required by law, judicial process, regulation or stock exchange rule. Should any third-party seek to obtain any information by legal process with respect to the terms of the Terms Sheet or this Agreement from a Party, that Party shall promptly notify the other Party, and the other Party may then take appropriate measures to avoid and minimize the release of such information.
9.2.     The Parties may make a press release or announcement disclosing that a binding settlement in the Indiana Action has been reached, that the Indiana Action has been settled in its entirety, that the Indiana Action will be or has been dismissed, and that the Party making the press release or announcement is pleased with the outcome. However, before any such press release or announcement is made, the specific wording shall be mutually agreed upon in advance and in writing. Cook agrees that the draft press release attached as Exhibit D is acceptable for release by Endologix. No further press release or announcement concerning the settlement or its terms will be made by either Party, unless the press release and/or announcement and its specific wording are mutually agreed upon by the Parties in advance and in writing, and the substance of the press release and/or announcement will be limited to the fact that a settlement occurred.
9.3.    The Parties agree that each may disclose the terms of the Terms Sheet and this Agreement to their auditors, accountants, tax advisors, valuation experts and/or legal counsel, but only to the extent required for professional advice from those sources and only after securing a commitment from such professionals to maintain the confidentiality of the terms of this Agreement.

10.CHOICE OF LAW; FORUM; NOTICE AND CURE PROVISIONS.
10.1.    This Agreement shall be construed and enforced pursuant to the law of the State of Indiana without regard to conflicts of law provisions.
10.2.    The Parties agree that any litigation arising from this Agreement will be brought before Judge Pratt in the U.S. District Court for the Southern District of Indiana, and that the Parties will not contest that the Court has diversity jurisdiction over any such litigation, and jurisdiction over the Parties for purposes of construing and enforcing this Agreement, including remedies for violation of said matters.

11.GENERAL PROVISIONS.
11.1.    In entering and making this Agreement, the Parties assume the risk of any mistake of fact or law. If any Party should later discover that any fact they relied upon in entering this Agreement is not true, or that their understanding of the facts or law was incorrect, they shall not be entitled to seek rescission of this Agreement by reason thereof. This Agreement is intended to be final and binding upon the Parties regardless of any mistake of fact or law.
11.2.    This Agreement shall be binding upon and inure to the benefit of the Parties, including their respective parents, subsidiaries, officers, directors, partners, employees, heirs, conservators, successors, devises and assigns, [***].
11.3.    Neither the payment of consideration referred to herein, nor the performance of any covenants contained herein, nor anything contained or incorporated herein shall be deemed, nor shall the negotiation, execution and performance of this Agreement constitute, any admission or concession of liability or wrongdoing on the part of any Party.
11.4.    The Parties each warrant that: it is represented by competent counsel with respect to this Agreement and all matters covered by it; it has been fully advised by said counsel with respect to its rights and obligations and with respect to the execution of this Agreement; and it authorizes and directs its respective attorneys to execute such papers and to take such other action as is necessary and appropriate to effectuate the terms of this Agreement.
11.5.    Each Party warrants that no promise, inducement or agreement not expressed herein has been made in connection with this Agreement. This Agreement constitutes the entire agreement between the Parties regarding the Indiana Action and supersedes and replaces all prior negotiations or proposed agreements, written or oral regarding the Indiana Action, including but not limited to the Terms Sheet.
11.6.    This Agreement may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by an authorized representative of each of the Parties.
11.7.    The language of this Agreement shall be construed as a whole, according to its fair meaning and intention, and not strictly for or against any Party, regardless of who drafted or was principally responsible for drafting the Agreement or any specific term or condition hereof. This Agreement shall be deemed to have been drafted jointly by the Parties, and no Party shall urge otherwise.
11.8.    The headings in this Agreement are for convenience only. They in no way limit, alter or affect the meaning of this Agreement.

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11.9.    Should any provision of this Agreement be found or held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate the whole of this Agreement; instead, the Agreement shall be construed as if it did not contain the invalid or unenforceable part, and the rights and obligations of the Parties shall be construed and enforced accordingly.
11.10.    This Agreement may be executed in multiple originals, each of which is equally admissible in evidence and shall be deemed to be one and the same instrument. This Agreement shall not take effect until each Party has signed a counterpart.
11.11.    Each of the Parties represents and warrants that it has the full power and authority to enter into this Agreement and to perform all transactions, duties and obligations herein set forth. Each signatory to this Agreement who signs on behalf of a Party represents and warrants that he or she has the authority to sign on behalf of that Party.
11.12.    Notices regarding this Agreement shall be sent in writing to:

11.12.1.    For Cook:

Cook Incorporated
750 Daniels Way
Bloomington, IN 47404
Attn: General Counsel
Fax: 812-339-5369

11.12.2.    For Endologix:

Endologix, Inc.
11 Studebaker
Irvine, CA 92618
Attn: John McDermott, Chief Executive Officer
Fax: (949) 457-9561

Signed:     /s/ M. Kem Hawkins                    Dated: 12/3/12
By:        M. Kem Hawkins
Title:        President & CEO
For and on behalf of Cook Group

Signed:    /s/ M. Kem Hawkins                    Dated: 12/3/12
By:        M. Kem Hawkins
Title:        President & CEO
For and on behalf of Cook Incorporated

Signed:     /s/ M. Kem Hawkins                     Dated: 12/3/12
By:        M. Kem Hawkins
Title:        President & CEO
For and on behalf of Cook Medical Incorporated

Signed:     /s/ John McDermott                     Dated: 12/7/12
By:        John McDermott
Title:        Chairman, President
For and on behalf of Endologix, Inc.

EXHIBIT A

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF INDIANA
INDIANAPOLIS DIVISION

COOK INCORPORATED, Plaintiff, v. ENDOLOGIX, INC., Defendant.	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	CIVIL ACTION NO.: 1-09-cv-1248 TWP-DKL
ENDOLOGIX, INC., Counter claimant, v. COOK INCORPORATED, Counter defendant.

STIPULATED DISMISSAL

Plaintiff and counterclaim defendant Cook Incorporated (“Cook”) and Defendant and counterclaim plaintiff Endologix, Inc. (“Endologix”) have reached a settlement of this case (including all claims and counterclaims). The parties have agreed to the entry of this Stipulated Dismissal with Prejudice including the terms and conditions set forth below.
IT IS HEREBY STIPULATED AND AGREED by and between the parties hereto, through their respective counsel of record, as follows:
1.    The claims and counterclaims between Cook and Endologix in the above-captioned matter are hereby dismissed with prejudice.
2.    This stipulation is not an acknowledgment of liability of any party for any claim or allegation asserted in this litigation.
3.    Each party shall bear its own costs and attorneys’ fees.

IT IS THEREFORE ORDERED THAT:

This action is hereby dismissed with prejudice. Each party shall bear its own costs and attorneys’ fees.

SO ORDERED

Dated: ____________________            By: ________________________________
Honorable Tanya Walton Pratt
United States District Judge

AGREED TO BY:

Dated: November __, 2012
Respectfully submitted,                Respectfully submitted,
(by consent)
Ralph J. Gabric                    John B. Sganga, Jr. (admitted pro hac vice)
Bradley G. Lane                    Joseph Cianfrani (admitted pro hac vice)
Kelly J. Eberspecher                    J. David Evered (admitted pro hac vice)
Danielle Anne Phillip                    Joshua J. Stowell (admitted pro hac vice)
Jason W. Schigelone                    KNOBBE, MARTENS, OLSON & BEAR, LLP
Bryan J. Leitenberger                     2040 Main Street
BRINKS HOFER GILSON & LIONE            Fourteenth Floor
NBC Tower - Suite 3600                Irvine, CA 92614
455 North Cityfront Plaza Drive            Phone:     (949) 760-0404
Chicago, Illinois 60611                Facsimile: (949) 760-9502
Phone: (312) 321‑4200                Email:    John.Sganga@kmob.com
Fax:    (312) 321-4299                    jcianfrani@kmob.com
E-mail:    rgabric@brinkshofer.com                2jde@kmob.com
blane@brinkshofer.com                joshua.stowell@kmob.com
keberspecher@brinkshofer.com
dphillip@brinkshofer.com            Andrew W. Hull, #11218-49
jschigelone@brinkshofer.com        Daniel K. Burke, #24572-49
bleitenberger@brinkshofer.com        HOOVER HULL LLP
111 Monument Circle, Suite 4400
Attorneys for Plaintiff,                P.O. Box 44989
COOK INCORPORATED                Indianapolis, Indiana 46244
Phone: (317) 822-4400
Fax: (317) 822-0234
Email:    ahull@hooverhull.com
dburke@hooverhull.com

Attorneys for Defendant,
ENDOLOGIX, INC.

EXHIBIT B

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EXHIBIT C

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EXHIBIT D

COMPANY CONTACT:	INVESTOR CONTACTS:
Endologix, Inc.	The Ruth Group
John McDermott, CEO	Nick Laudico (646) 536-7030
(949) 595-7200	Zack Kubow (646) 536-7020
www.endologix.com

Endologix Settles Patent Litigation with Cook Medical

IRVINE, Calif., October 17, 2012 – Endologix, Inc. (Nasdaq: ELGX), developer and marketer of innovative treatments for aortic disorders, announced today that it has entered into a comprehensive settlement agreement with Cook Incorporated in the patent infringement lawsuit filed against the Company in October 2009 and which involved two Cook Incorporated patents which have subsequently expired. The case had previously been scheduled to go to trial at the end of October 2012.

John McDermott, President and Chief Executive Officer of Endologix, said, “We are pleased to enter this settlement agreement with Cook, which ends the patent dispute between the two companies and eliminates our exposure to continued legal liability and costs in the matter.”

About Endologix, Inc.
Endologix, Inc. develops and manufactures minimally invasive treatments for aortic disorders. Endologix focus is endovascular stent grafts for the treatment of abdominal aortic aneurysms (AAA). AAA is a weakening of the wall of the aorta, the largest artery in the body, resulting in a balloon-like enlargement. Once AAA develops, it continues to enlarge and, if left untreated, becomes increasingly susceptible to rupture. The overall patient mortality rate for ruptured AAA is approximately 75%, making it a leading cause of death in the U.S. Additional information can be found on Endologix's website at www.endologix.com.

Forward-Looking Statements
Except for historical information contained herein, this news release contains forward-looking statements relating to the Company’s legal liabilities and expenses, the accuracy of which are necessarily subject to risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Endologix. The Company undertakes no obligation to update its forward looking statements. Please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2011, and the Company's other filings with the Securities and Exchange Commission, for more detailed information regarding these risks and other factors that may cause actual results to differ materially from those expressed or implied.

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